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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 28, 2000
                                                  (SEPTEMBER 21, 2000)

                              WATTAGE MONITOR INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           NEVADA                     000-26381               860882633
---------------------------- ------------------------    ------------------
(STATE OR OTHER JURISDICTION (COMMISSION FILE NUMBER)       (IRS EMPLOYER
      OF INCORPORATION)                                  IDENTIFICATION NO.)


         1100 KIETZKE LANE, RENO, NEVADA                 89502
---------------------------------------------------------------------------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

       Registrant's telephone number, including area code: (775) 327-6000

                          -----------------------------

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ITEM 5 - OTHER EVENTS.

         On August 25, 2000, Wattage Monitor Inc. (the "Company") entered into a letter of intent with Oakes, Fitzwilliams & Co. Limited and Oakes, Fitzwilliams & Co. L.P. as placement agent (collectively, "Oakes") in connection with the Company's offering of its units ("Units"). Pursuant to the terms of the offering, the Company intends to sell up to $10,000,000 of the Units, each Unit consisting of (i) three shares of the Company's common stock, par value $.01 per share (the "Common Stock") and (ii) a five year common stock purchase warrant to purchase one share of Common Stock. The Company anticipates that the net proceeds of the offering, after deduction of the selling commissions and estimated offering expenses, will be approximately $9,150,000, assuming all of the Units are sold. Pursuant to the terms of the offering, the Company will be required to register the shares immediatley following the closing date.

         In mid September 2000, the Company began to hold preliminary meetings with potential investors in Europe and the United States. During the offering, the Company will present to the potential investors the private placement memorandum filed herewith. In addition, the Company may provide such potential investors with the additional information submitted as an exhibit herewith.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)-(b)           Not Applicable

         (c)               Exhibits.


         EXHIBIT NO.                DESCRIPTION
         ----------                 -----------

         99.1                       Private Placement Memorandum

         99.2                       Wattage Monitor Inc. potential investor presentation materials


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WATTAGE MONITOR INC.

                                            By:/s/ GERALD R. ALDERSON
                                               ----------------------
                                               Gerald R. Alderson
                                               President

Date: September 28, 2000

                                       3
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                                  EXHIBIT INDEX



EXHIBIT NO.   DESCRIPTION
----------    -----------


     99.1     Private Placement Memorandum

     99.2     Wattage Monitor Inc. potential investor presentation materials



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